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WHITESTONE REIT

COMMUNITIES THAT THRIVE

CREATING LOCAL CONNECTIONS

SUPPLEMENTAL OPERATING AND FINANCIAL DATA
FOR THE QUARTER ENDED JUNE 30, 2021

HOUSTON | AUSTIN | DALLAS | SAN ANTONIO | PHOENIX

WSR LISTED NYSE

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a community-centered shopping center REIT that acquires, owns, manages,
Common Shares	develops and redevelops high quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through
58 Community Centers	creating local connections between consumers in the surrounding communities and a well-crafted mix of national,
5.0 million sq. ft. of gross	regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone
leasable area	has consistently paid a monthly dividend for over 15 years. The Company’s balanced and well-managed
1,440 tenants	capital structure provides stability and flexibility to support it through a multitude of economic cycles.

6 Top Growth Markets	We invest in properties that are or can become Community Centered Properties® from which our tenants deliver
Austin	needed services to the surrounding population. We focus on properties with smaller rental spaces that present
Chicago	opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide services to their
Phoenix	respective surrounding communities. Operations include an internal management structure providing cost-effective
San Antonio	services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity on our team and maintain in-house leasing, property
Fiscal Year End	management, marketing, construction and maintenance departments with culturally diverse and multi-lingual
12/31	associates who understand the particular needs of our tenants and neighborhoods.

Common Shares &	We have a diverse tenant base concentrated on service offerings such as specialty retail, grocery, restaurants,
Units Outstanding*:	medical, educational and financial services and entertainment. These tenants tend to occupy smaller spaces (less
Common Shares: 46.3 million	than 3,000 square feet) and, as of June 30, 2021, provided a 50% premium rental rate compared to our larger
Operating Partnership Units:	space tenants. The largest of our 1,440 tenants at our wholly owned properties comprised only 2.9% of our
0.8 million	annualized base rental revenues for the three months ended June 30, 2021.

Distribution (per share / unit)*:
Quarter: $ 0.1075	Investor Relations:
Annualized: $ 0.43	Whitestone REIT			ICR LLC.
Dividend Yield: 4.9%**	Rebecca Elliott, Vice President of Corporate Communications			Brad Cohen
	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
Board of Trustees:	713.435.2219 email: ir@whitestonereit.com
Nandita V. Berry	website: www.whitestonereit.com
Jeffrey A. Jones
Paul T. Lambert	Analyst Coverage:
Jack L. Mahaffey	B. Riley FBR	JMP Securities	Maxim Group
James C. Mastandrea	Craig Kucera	Aaron Hecht	Michael Diana
David F. Taylor	540.277.3366	415.835.3963	212.895.3641
Trustee Emeritus:	ckucera@brileyfbr.com	ahecht@jmpsecurities.com	mdiana@maximgrp.com
Daniel G. DeVos

* As of August 2, 2021
** Based on common share price
of $8.69 as of close of market on
August 2, 2021.

We are followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding our performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of our management. We do not by our reference above or distribution imply our endorsement of or concurrence with such information, conclusions or recommendations.

Second Quarter 2021 Earnings Results

Investor and Media Relations: Rebecca Elliott, VP of Corporate Communications

Whitestone REIT
2600 South Gessner Road, Suite 500
Houston, TX 77063

Whitestone REIT
Second Quarter 2021 Earnings Results.

> "Beyond the re-activation of our strategic growth plan, our well-located portfolio produced significant increases in our financial results in the second quarter. Specifically, Whitestone's strength and resiliency continues to be demonstrated through increasing revenues and occupancy, reduction of debt and successful scaling of expenses. As the economy continues to recover, we have positioned the Company to reap the benefits and deliver long-term value from our strategically chosen business-friendly, high-growth markets"
>
> – Jim Mastandrea, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	
2Q	$30.6 million
2Q YTD	$59.7 million

Net Income Per Share	
2Q	$0.12
2Q YTD	$0.15

FFO Core Per Share	
2Q	$0.26
2Q YTD	$0.50

G&A % of Revenue (1)	
2Q	14.6 %
2020 Full Yr	16.9 %

Debt to EBITDAre-Adjusted Ratio	
2Q	8.2X
1Q	9.4X

Same Store NOI	
2Q	$20.2 million
Inc. from 2Q-20	8.4 %

Houston, Texas, August 4, 2021 - Whitestone REIT (NYSE: WSR) ("Whitestone" or the "Company") today announced its operating and financial results for the second quarter of 2021. Whitestone seeks to create neighborhood center communities in its high-quality, open-air shopping centers that it acquires, owns, manages, develops, and redevelops primarily in the largest, fastest-growing and most affluent markets in the Sunbelt.

Second Quarter Highlights

All per share amounts are on a diluted per common share and operating partnership ("OP") unit basis unless stated otherwise.

- Revenues of $30.6 million vs $29.0 million in prior quarter and $27.6 million in 2Q 2020
- Net Income attributable to common shareholders per share of $0.12 vs $0.03 in prior quarter and $0.01 in 2Q 2020
- FFO Core per share of $0.26 vs $0.23 in the prior quarter and $0.22 in 2Q 2020
- Same-store Net Operating Income ("NOI") increased 8.4% from 2Q 2020
- Comparable GAAP-based leasing spreads of 6.8% for the quarter
- Debt to EBITDAre-Adjusted improved to 8.2X from 9.4X in the prior quarter and 9.8X in 2Q 2020 (2)
- Total Net Debt reduced $47.6 million from a year ago(2)
- Debt to Gross Book Value improved to 52% vs 56% from a year ago
- G&A, as a percentage of revenue, improved to 14.6% from 15.7% in 2Q 2020
- Annualized Base Rent per leased square foot grew to $19.95 from $19.71 from the prior quarter
- Acquired Lakeside Market in Dallas, TX for $53.24 million on July 8, 2021

Whitestone REIT
Second Quarter 2021 Earnings Results.

Financial Results

Reconciliations of Net Income Attributable to Whitestone REIT to FFO, FFO Core and NOI are included herein.

Net income attributable to common shareholders for the quarter ended June 30, 2021 was $5.1 million, or $0.12 per diluted share. Net income attributable to common shareholders for the quarter ended June 30, 2020 was $0.4 million, or $0.01 per diluted share.

FFO for the quarter ended June 30, 2021 was $10.6 million, or $0.24 per diluted share, as compared to $8.4 million, or $0.19 per diluted share for the quarter ended June 30, 2020. FFO Core for the quarter ended June 30, 2021 was $11.9 million or $0.26 per diluted share, compared to $9.6 million, or $0.22 per diluted share for the quarter ended June 30, 2020.

Operating Results

For the periods ending June 30, 2021 and 2020, the Company's operating highlights were as follows:

	Second Quarter 2021	Second Quarter 2020
Occupancy:		
Wholly Owned Properties	89.9%	89.2%
Same Store Property Net Operating Income Change [3]	8.4%	(7.9)%
Rental Rate Growth - Total (GAAP Basis):	6.8%	11.3%
New Leases	3.1%	3.4%
Renewal Leases	7.9%	13.5%
Leasing Transactions:		
Number of New Leases	35	21
New Leases - Lease Term Revenue (millions)	$12.3	$5.2
Number of Renewal Leases	57	43
Renewal Leases - Lease Term Revenue (millions)	$17.5	$9.8

Whitestone REIT
Second Quarter 2021 Earnings Results.

Real Estate Portfolio Update

Community Centered Properties™ Portfolio Statistics:

As of June 30, 2021, Whitestone wholly owned 58 Community Centered Properties™ with 5.0 million square feet of gross leasable area ("GLA"). Five of the 58 Community Centered Properties™ are land parcels held for future development. The portfolio is comprised of 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone's Community Centered Properties™ are located in the MSA's of Austin (4), Chicago (1), Dallas-Fort Worth (8), Houston (15), Phoenix (27) and San Antonio (3). In addition to being business friendly, these are six of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates show the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6%[4]. The Company's properties in these markets are generally located on the best retail corners embedded in affluent communities. The Company also owns an 81.4% equity interest in and manages eight properties containing 0.9 million square feet of GLA through its investment in Pillarstone OP.

At the end of the second quarter, the Company's diversified tenant base was comprised of 1,440 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. Whitestone's leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Subsequent Event- Lakeside Acquisition

On July 8, 2021, we acquired Lakeside Market, a property that meets our Community Centered Property® strategy, for $53.2 million in cash and net prorations. Lakeside Market, a 163,000 square foot property, was 80.5% leased at the time of purchase and is located in Plano, Texas.

Balance Sheet and Liquidity

At June 30, 2021, Whitestone had $22.3 million in cash and cash equivalents, $55.1 million of availability and $160.5 million of capacity under its credit facility.

The Company has undepreciated real estate assets of $1.1 billion at June 30, 2021.

At June 30, 2021, 51 of the Company's wholly owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $828.3 million. At June 30, 2021, the Company had total real estate debt, net of cash, of $592.1 million, of which approximately 89% was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 4.1% and the weighted average remaining term was 3.9 years.

Dividend

On June 11, 2021, the Company declared a quarterly cash distribution of $0.1075 per common share and OP unit for the second quarter of 2021, to be paid in three equal installments of $0.035833 in July, August and September of 2021.

Whitestone REIT
Second Quarter 2021 Earnings Results.

Other Matters

--Conference Call--

In conjunction with the issuance of its financial results, the Company invites you to listen to its earnings release conference call to be broadcast live on Wednesday, August 4, 2021 at 10:00 A.M. Central Time. The call will be led by Jim Mastandrea, Chairman and Chief Executive Officer, and Dave Holeman, Chief Financial Officer. Conference call access information is as follows:

To listen to a webcast of the conference call, click on the Investor Relations tab of the Company's website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone's website via the webcast link until the Company's next earnings release. Additional information about Whitestone can be found on the Company's website.

Dial-in number for domestic participants:	1-877-705-6003
Dial-in number for international participants:	1-201-493-6725

The conference call will be recorded, and a telephone replay will be available through Wednesday, August 18, 2021. Replay access information is as follows:

Replay number for domestic participants:	1-844-512-2921
Replay number for international participants:	1-412-317-6671
Passcode (for all participants):	13721233

The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company's website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2219.

---Supplemental Financial Information---

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

---About Whitestone REIT---

Whitestone is a community-centered shopping center REIT that acquires, owns, manages, develops and redevelops high-quality open-air neighborhood centers primarily in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone seeks to create communities that thrive through creating local connections between consumers in the surrounding communities and a well-crafted mix of national, regional and local tenants that provide daily necessities, needed services, entertainment and experiences. Whitestone is a monthly dividend paying stock and has consistently paid dividends for more than 15 years. Whitestone's strong, balanced and managed capital structure provides stability and flexibility for growth, and positions Whitestone to perform well through economic cycles. For additional information, please visit www.whitestonereit.com.

Footnotes

1. *Inclusive of pro rata share of revenue of unconsolidated investment in real estate partnership.*
2. *Total Net Debt is defined as outstanding debt plus pro rata share of outstanding debt of real estate partnership less cash and pro rata share of cash of real estate partnership.*
3. *Excludes straight-line rent, amortization of above/below market rates and lease termination fees in both periods.*
4. *Source: Claritas, as of April 2017.*

Whitestone REIT
Second Quarter 2021 Earnings Results.

Other Matters

--Forward-Looking Statements--

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements include statements about our earnings guidance, future liquidity, performance growth and expectations and other matters and can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue," "goals" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are additional factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: uncertainties related to the COVID-19 pandemic, including the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic, and the actions taken or contemplated by U.S. and local governmental authorities or others in response to the pandemic on the Company's business, employees and tenants, including, among others, (a) changes in tenant demand for the Company's properties, (b) financial challenges confronting major tenants, including as a result of decreased customers' willingness to frequent, and mandated stay in place orders that have prevented customers from frequenting, some of Company's tenants' businesses and the impact of these issues on the Company's ability to collect rent from its tenants; (c) operational changes implemented by the Company, including remote working arrangements, which may put increased strain on IT systems and create increased vulnerability to cybersecurity incidents, (d) significant reduction in the Company's liquidity due to a reduced borrowing base under its revolving credit facility and limited ability to access the capital markets and other sources of financing on attractive terms or at all, and (e) prolonged measures to contain the spread of COVID-19 or the fluctuating government-imposed restrictions implemented to contain the spread of COVID-19; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including as a result of any resurgences in COVID-19 cases in such areas and the impact on our tenants' ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; the imposition of federal income taxes if we fail to qualify as a real estate investment trust ("REIT") in any taxable year or forego an opportunity to ensure REIT status; the Company's ability to meet its long-term goals, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company's ability to reduce or otherwise effectively manage its general and administrative expenses; the Company's ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions including, but not limited to, the significant volatility and disruption in the global financial markets caused by the COVID-19 pandemic; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, including changes to laws governing REITs and the impact of the legislation commonly known as the Tax Cuts and Jobs Act; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Whitestone REIT
Second Quarter 2021 Earnings Results.

Other Matters

--Non-GAAP Financial Measures--

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, EBITDAre-Adjusted, FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

EBITDAre: The National Association of Real Estate Investment Trusts (“NAREIT”) defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense, depreciation and amortization and impairment write-downs of depreciable property and of investments in unconsolidated affiliates caused by a decrease in value of depreciable property in the affiliate, plus, or minus losses and gains on the disposition of depreciable property, including losses/gains on change in control and adjustments to reflect the entity’s share of EBITDAre of the unconsolidated affiliates and consolidated affiliates with non-controlling interests. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. Management believes that EBITDAre represents a supplemental non-GAAP performance measure that provides investors with a relevant basis for comparing REITs. There can be no assurance the EBITDAre as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre should not be considered as alternatives to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

EBITDAre-Adjusted: The Company also presents EBITDAre-Adjusted as an additional supplemental measure as we believe it is reflective of the core operating performance of our portfolio of properties. EBITDAre-Adjusted is defined as NAREIT EBITDAre excluding charges and gains related to non-cash and non-operating transactions and other events that could affect the comparability of operating results. Specific examples of items excluded from EBITDAre-Adjusted include, but are not limited to, share-based compensation and management fees, net of related costs. There can be no assurance that EBITDAre-Adjusted as presented by the Company is comparable to similarly titled measures of other REITs. EBITDAre-Adjusted should not be considered an alternative to net income or other measurements under GAAP as indicators of operating performance or to cash flows from operating, investing or financing activities as measures of liquidity. EBITDAre-Adjusted does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

FFO: Funds From Operations: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Funds From Operations Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, debt extension costs, non-cash share-based compensation expense and rent support agreement payments received from sellers on acquired assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

Whitestone REIT
Second Quarter 2021 Earnings Results.

Other Matters

---Non-GAAP Financial Measures---

NOI: Net Operating Income: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, pro rata share of NOI of unconsolidated entities and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company's property operating performance because it includes only the properties that have been owned for the entire period being compared, and that it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company's performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define "Non-Same Stores" as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

--Investor and Media Relations--

Rebecca Elliott, VP of Corporate Communications
Whitestone REIT
(713) 435-2228
Relliott@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2021	December 31, 2020

ASSETS
Real estate assets, at cost
Property	$1,109,794	$1,106,426
Accumulated depreciation	(176,879)	(163,712)
Total real estate assets	932,915	942,714
Investment in real estate partnership	34,257	33,979
Cash and cash equivalents	22,274	25,777
Restricted cash	211	179
Escrows and acquisition deposits	10,402	9,274
Accrued rents and accounts receivable, net of allowance for doubtful accounts (1)	21,346	23,009
Receivable due from related party	647	335
Unamortized lease commissions, legal fees and loan costs	8,321	7,686
Prepaid expenses and other assets(2)	3,737	2,049
Total assets	$1,034,110	$1,045,002

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$614,441	$644,185
Accounts payable and accrued expenses(3)	40,608	50,918
Payable due to related party	514	125
Tenants' security deposits	7,280	6,916
Dividends and distributions payable	4,995	4,532
Total liabilities	667,838	706,676
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 45,692,791 and 42,391,316 issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	45	42
Additional paid-in capital	589,764	562,250
Accumulated deficit	(218,842)	(215,809)
Accumulated other comprehensive loss	(10,966)	(14,400)
Total Whitestone REIT shareholders' equity	360,001	332,083
Noncontrolling interest in subsidiary	6,271	6,243
Total equity	366,272	338,326
Total liabilities and equity	$1,034,110	$1,045,002

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	December 31, 2020
(1) Accrued rents and accounts receivable, net of allowance for doubtful accounts
Tenant receivables	$21,026	$22,956
Accrued rents and other recoveries	16,435	16,348
Allowance for doubtful accounts	(16,186)	(16,426)
Other receivables	71	131
Total accrued rents and accounts receivable, net of allowance for doubtful accounts	$21,346	$23,009

(2) Operating lease right of use assets (net)	$432	$592
(3) Operating lease liabilities	$439	$603

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Revenues
Rental(1)	$30,152	$28,695	$27,052	5%	11%
Management, transaction, and other fees	466	350	545	33%	(14)%
Total revenues	30,618	29,045	27,597	5%	11%

Operating expenses
Depreciation and amortization	7,105	7,013	6,970	1%	2%
Operating and maintenance	5,444	4,839	4,395	13%	24%
Real estate taxes	4,160	4,038	4,385	3%	(5)%
General and administrative	4,730	5,634	4,644	(16)%	2%
Total operating expenses	21,439	21,524	20,394	—%	5%

Other expenses (income)
Interest expense	6,143	6,132	6,468	—%	(5)%
(Gain) loss on sale or disposal of assets, net	(224)	(1)	657	N.M. (2)	N.M.
Interest, dividend and other investment income	(23)	(49)	(73)	(53)%	(68)%
Total other expense	5,896	6,082	7,052	(3)%	(16)%

Income before equity investment in real estate partnership and income tax	3,283	1,439	151	128%	2074%

Equity in earnings of real estate partnership	189	89	364	112%	(48)%
Provision for income tax	(87)	(87)	(96)	—%	(9)%
Income from continuing operations	3,385	1,441	419	135%	708%

Gain on sale of property from discontinued operations	1,833	—	—	N.M.	N.M.
Income from discontinued operations	1,833	—	—	N.M.	N.M.

Net income	5,218	1,441	419	262%	1145%

Less: Net income attributable to noncontrolling interests	92	26	9	254%	922%

Net income attributable to Whitestone REIT	$5,126	$1,415	$410	262%	1150%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended			% Change From
	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.08	$0.03	$0.01	167%	700%
Income from discontinued operations attributable to Whitestone REIT	0.04	0.00	0.00	N.M.	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.12	$0.03	$0.01	300%	1100%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.08	$0.03	$0.01	167%	700%
Income from discontinued operations attributable to Whitestone REIT	0.04	0.00	0.00	N.M.	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.12	$0.03	$0.01	300%	1100%

Weighted average number of common shares outstanding:
Basic	43,378	42,495	42,212	2%	3%
Diluted	44,125	43,331	42,763	2%	3%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$5,218	$1,441	$419	262%	1145%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	1,289	2,221	(684)	N.M.	N.M.

Comprehensive income (loss)	6,507	3,662	(265)	N.M.	N.M.

Less: Net income attributable to noncontrolling interests	92	26	9	254%	922%
Less: Comprehensive income (loss) attributable to noncontrolling interests	21	41	(15)	N.M.	N.M.

Comprehensive income (loss) attributable to Whitestone REIT	$6,394	$3,595	$(259)	N.M.	N.M.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Three Months Ended			% Change From
	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
(1) Rental
Rental revenues	$22,238	$21,626	$21,706	3%	2%
Recoveries	8,057	7,598	7,674	6%	5%
Bad debt	(143)	(529)	(2,328)	73%	94%
Total rental	$30,152	$28,695	$27,052	5%	11%

(2) Not Meaningful

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Six Months Ended June 30,		% Change From June 30,
	2021	2020	2020
Revenues
Rental(1)	$58,847	$57,248	3%
Management, transaction, and other fees	816	933	(13)%
Total revenues	59,663	58,181	3%

Operating expenses
Depreciation and amortization	14,118	13,941	1%
Operating and maintenance	10,283	9,992	3%
Real estate taxes	8,198	8,921	(8)%
General and administrative	10,364	9,744	6%
Total operating expenses	42,963	42,598	1%

Other expenses (income)
Interest expense	12,275	13,161	(7)%
(Gain) loss on sale or disposal of assets, net	(225)	864	(126)%
Interest, dividend and other investment income	(72)	(135)	(47)%
Total other expense	11,978	13,890	(14)%

Income before equity investment in real estate partnership and income tax	4,722	1,693	179%

Equity in earnings of real estate partnership	278	556	(50)%
Provision for income tax	(174)	(183)	(5)%
Income from continuing operations	4,826	2,066	134%

Gain on sale of property from discontinued operations	1,833	—	N.M.
Income from discontinued operations	1,833	—	N.M.

Net income	6,659	2,066	222%

Less: Net income attributable to noncontrolling interests	118	44	168%

Net income attributable to Whitestone REIT	$6,541	$2,022	223%

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Six Months Ended June 30,		% Change From June 30,
	2021	2020	2020
Basic Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.11	$0.05	120%
Income from discontinued operations attributable to Whitestone REIT	0.04	0.00	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.15	$0.05	200%
Diluted Earnings Per Share:
Net income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.11	$0.05	120%
Income from discontinued operations attributable to Whitestone REIT	0.04	0.00	N.M.
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.15	$0.05	200%

Weighted average number of common shares outstanding:
Basic	42,939	42,130	2%
Diluted	43,730	42,734	2%

Consolidated Statements of Comprehensive Income (Loss)

Net income	$6,659	$2,066	222%

Other comprehensive income (loss)

Unrealized gain (loss) on cash flow hedging activities	3,510	(11,636)	N.M.

Comprehensive income (loss)	10,169	(9,570)	N.M.

Less: Net income attributable to noncontrolling interests	118	44	168%
Less: Comprehensive income (loss) attributable to noncontrolling interests	62	(246)	N.M.

Comprehensive income (loss) attributable to Whitestone REIT	$9,989	$(9,368)	N.M.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands)

	Six Months Ended June 30,		% Change From June 30,
	2021	2020	2020
(1) Rental
Rental revenues	$43,864	$43,783	—%
Recoveries	15,655	16,637	(6)%
Bad debt	(672)	(3,172)	79%
Total rental	$58,847	$57,248	3%

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income from continuing operations	$4,826	$2,066
Net income from discontinued operations	1,833	—
Net income	6,659	2,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,118	13,941
Amortization of deferred loan costs	548	562
(Gain) loss on sale or disposal of assets and loan forgiveness, net	(225)	864
Bad debt	672	3,172
Share-based compensation	2,575	2,388
Equity in earnings of real estate partnership	(278)	(556)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(1,128)	1,448
Accrued rents and accounts receivable	991	(4,994)
Receivable due from related party	(312)	(592)
Unamortized lease commissions, legal fees and loan costs	(1,852)	(461)
Prepaid expenses and other assets	201	1,263
Accounts payable and accrued expenses	(6,800)	(5,843)
Payable due to related party	389	398
Tenants' security deposits	364	264
Net cash provided by operating activities	14,089	13,920
Cash flows from investing activities:
Additions to real estate	(3,499)	(3,053)
Net cash used in investing activities	(3,499)	(3,053)
Net cash provided by investing activities of discontinued operations	1,833	—
Cash flows from financing activities:
Distributions paid to common shareholders	(9,082)	(16,341)
Distributions paid to OP unit holders	(165)	(349)
Proceeds from issuance of common shares, net of offering costs	25,371	2,241
Payments of exchange offer costs	(31)	(43)
Proceeds from notes payable	—	1,734
Net proceeds from (payments of) credit facility	(30,000)	30,000
Repayments of notes payable	(1,559)	(1,603)
Repurchase of common shares	(428)	(2,070)
Net cash provided by (used in) financing activities	(15,894)	13,569
Net increase (decrease) in cash, cash equivalents and restricted cash	(3,471)	24,436
Cash, cash equivalents and restricted cash at beginning of period	25,956	15,643
Cash, cash equivalents and restricted cash at end of period (1)	$22,485	$40,079

(1)     For a reconciliation of cash, cash equivalents and restricted cash, see supplemental disclosures below.

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Supplemental Disclosures
(in thousands)

	Six Months Ended June 30,
	2021	2020
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,829	$12,626
Cash paid for taxes	$364	$—
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$3	$24
Financed insurance premiums	$1,712	$1,431
Value of shares issued under dividend reinvestment plan	$30	$58
Value of common shares exchanged for OP units	$—	$1,127
Change in fair value of cash flow hedge	$3,510	$(11,636)

	June 30,
	2021	2020
Cash, cash equivalents and restricted cash
Cash and cash equivalents	$22,274	$39,924
Restricted cash	211	155
Total cash, cash equivalents and restricted cash	$22,485	$40,079

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended			Change From
	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$5,126	$1,415	$410	262%	1150%
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate assets	7,068	6,980	6,909	1%	2%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	409	405	427	1%	(4)%
(Gain) loss on sale or disposal of assets, net	(224)	(1)	657	(22300)%	(134)%
Gain on sale of property from discontinued operations	(1,833)	—	—	N.M.	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)	(20)	—	1	N.M.	N.M.
Net income attributable to noncontrolling interests	92	26	9	254%	922%
FFO (NAREIT)	10,618	8,825	8,413	20%	26%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,244	1,468	1,196	(15)%	4%
FFO Core	$11,862	$10,293	$9,609	15%	23%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$10,618	$8,825	$8,413	20%	26%
Distributions paid on unvested restricted common shares	—	—	—	N.M.	N.M.
FFO excluding amounts attributable to unvested restricted common shares	$10,618	$8,825	$8,413	20%	26%
FFO Core excluding amounts attributable to unvested restricted common shares	$11,862	$10,293	$9,609	15%	23%
Denominator:
Weighted average number of total common shares - basic	43,378	42,495	42,212	2%	3%
Weighted average number of total noncontrolling OP units - basic	773	773	828	—%	(7)%
Weighted average number of total common shares and noncontrolling OP units - basic	44,151	43,268	43,040	2%	3%

Effect of dilutive securities:
Unvested restricted shares	747	836	551	(11)%	36%
Weighted average number of total common shares and noncontrolling OP units - diluted	44,898	44,104	43,591	2%	3%

FFO per common share and OP unit - basic	$0.24	$0.20	$0.20	20%	20%
FFO per common share and OP unit - diluted	$0.24	$0.20	$0.19	20%	26%

FFO Core per common share and OP unit - basic	$0.27	$0.24	$0.22	13%	23%
FFO Core per common share and OP unit - diluted	$0.26	$0.23	$0.22	13%	18%

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

			% Change
	Six Months Ended June 30,		From June 30,
	2021	2020	2020
FFO (NAREIT) AND FFO CORE
Net income attributable to Whitestone REIT	$6,541	$2,022	223%
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate assets	14,048	13,818	2%
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	814	876	(7)%
(Gain) loss on sale or disposal of assets, net	(225)	864	(126)%
Gain on sale of property from discontinued operations	(1,833)	—	N.M.
(Gain) loss on sale or disposal of properties or assets of real estate partnership (pro rata)	(20)	54	(137)%
Net income attributable to noncontrolling interests	118	44	168%
FFO (NAREIT)	19,443	17,678	10%
Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,712	2,522	8%
FFO Core	$22,155	$20,200	10%

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$19,443	$17,678	10%
Distributions paid on unvested restricted common shares	—	—	N.M.
FFO excluding amounts attributable to unvested restricted common shares	$19,443	$17,678	10%
FFO Core excluding amounts attributable to unvested restricted common shares	$22,155	$20,200	10%
Denominator:
Weighted average number of total common shares - basic	42,939	42,130	2%
Weighted average number of total noncontrolling OP units - basic	773	866	(11)%
Weighted average number of total common shares and noncontrolling OP units - basic	43,712	42,996	2%

Effect of dilutive securities:
Unvested restricted shares	791	604	31%
Weighted average number of total common shares and noncontrolling OP units - diluted	44,503	43,600	2%

FFO per common share and OP unit - basic	$0.44	$0.41	7%
FFO per common share and OP unit - diluted	$0.44	$0.41	7%

FFO Core per common share and OP unit - basic	$0.51	$0.47	9%
FFO Core per common share and OP unit - diluted	$0.50	$0.46	9%

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$5,126	$410	$6,541	$2,022
General and administrative expenses	4,730	4,644	10,364	9,744
Depreciation and amortization	7,105	6,970	14,118	13,941
Equity in earnings of real estate partnership	(189)	(364)	(278)	(556)
Interest expense	6,143	6,468	12,275	13,161
Interest, dividend and other investment income	(23)	(73)	(72)	(135)
Provision for income taxes	87	96	174	183
Gain on sale of property from discontinued operations	(1,833)	—	(1,833)	—
Management fee, net of related expenses	83	56	163	165
(Gain) loss on sale or disposal of assets, net	(224)	657	(225)	864
NOI of real estate partnership (pro rata)	952	1,164	1,843	2,260
Net income attributable to noncontrolling interests	92	9	118	44
NOI	22,049	20,037	43,188	41,693
Non-Same Store NOI (1)	—	—	—	—
NOI of real estate partnership (pro rata)	(952)	(1,164)	(1,843)	(2,260)
NOI less Non-Same Store NOI and NOI of real estate partnership (pro rata)	21,097	18,873	41,345	39,433
Same Store straight-line rent adjustments	(484)	285	(694)	619
Same Store amortization of above/below market rents	(240)	(226)	(441)	(434)
Same Store lease termination fees	(150)	(271)	(227)	(301)
Same Store NOI (2)	$20,223	$18,661	$39,983	$39,317

(1)    We define “Non-Same Store” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. For purposes of comparing the three months ended June 30, 2021 to the three months ended June 30, 2020, Non-Same Store includes properties acquired between April 1, 2020 and June 30, 2021 and properties sold between April 1, 2020 and June 30, 2021, but not included in discontinued operations. For purposes of comparing the six months ended June 30, 2021 to the six months ended June 30, 2020, Non-Same Store includes properties acquired between January 1, 2020 and June 30, 2021 and properties sold between January 1, 2020 and June 30, 2021, but not included in discontinued operations.

(2)    We define “Same Store” as properties that have been owned during the entire period being compared. For purposes of comparing the three months ended June 30, 2021 to the three months ended June 30, 2020, Same Store includes properties owned before April 1, 2020 and not sold before June 30, 2021. For purposes of comparing the six months ended June 30, 2021 to the six months ended June 30, 2020, Same Store includes properties owned before January 1, 2020 and not sold before June 30, 2021.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended			% Change From
	June 30, 2021	March 31, 2021	June 30, 2020	March 31, 2021	June 30, 2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$5,126	$1,415	$410	262%	1150%
Depreciation and amortization	7,105	7,013	6,970	1%	2%
Interest expense	6,143	6,132	6,468	—%	(5)%
Provision for income taxes	87	87	96	—%	(9)%
Net income attributable to noncontrolling interests	92	26	9	254%	922%
Equity in earnings of real estate partnership	(189)	(89)	(364)	112%	(48)%
EBITDAre adjustments for real estate partnership	766	685	999	12%	(23)%
Gain on sale of property from discontinued operations	(1,833)	—	—	N.M.	N.M.
(Gain) loss on sale or disposal of assets, net	(224)	(1)	657	(22300)%	(134)%
EBITDAre	17,073	15,268	15,245	12%	12%
Management fee, net of related expenses	83	80	56	4%	48%
Share-based compensation expense	1,244	1,468	1,196	(15)%	4%
EBITDAre-Adjusted	$18,400	$16,816	$16,497	9%	12%

	Six Months Ended June 30,		% Change From June 30,
	2021	2020	2020
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre)

Net income attributable to Whitestone REIT	$6,541	$2,022	223%
Depreciation and amortization	14,118	13,941	1%
Interest expense	12,275	13,161	(7)%
Provision for income taxes	174	183	(5)%
Net income attributable to noncontrolling interests	118	44	168%
Equity in earnings of real estate partnership	(278)	(556)	(50)%
EBITDAre adjustments for real estate partnership	1,451	1,886	(23)%
Gain on sale of property from discontinued operations	(1,833)	—
(Gain) loss on sale or disposal of assets, net	(225)	864	(126)%
EBITDAre	32,341	31,545	3%
Management fee, net of related expenses	163	165	(1)%
Share-based compensation expense	2,712	2,522	8%
EBITDAre-Adjusted	$35,216	$34,232	3%

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended June 30,		Increase	% Increase
	2021	2020	(Decrease)	(Decrease)
Same Store (53 properties excluding development land)
Property revenues
Rental	$30,152	$27,052	$3,100	11%
Management, transaction and other fees	321	390	(69)	(18)%
Total property revenues	30,473	27,442	3,031	11%

Property expenses
Property operation and maintenance	5,216	4,184	1,032	25%
Real estate taxes	4,160	4,385	(225)	(5)%
Total property expenses	9,376	8,569	807	9%

Total property revenues less total property expenses	21,097	18,873	2,224	12%

Same Store straight-line rent adjustments	(484)	285	(769)	(270)%
Same Store amortization of above/below market rents	(240)	(226)	(14)	6%
Same Store lease termination fees	(150)	(271)	121	(45)%

Same Store NOI (1)	$20,223	$18,661	$1,562	8%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Six Months Ended June 30,		Increase	% Increase
	2021	2020	(Decrease)	(Decrease)
Same Store (53 properties, excluding development land)
Property revenues
Rental	$58,847	$57,248	$1,599	3%
Management, transaction and other fees	532	622	(90)	(14)%
Total property revenues	59,379	57,870	1,509	3%

Property expenses
Property operation and maintenance	9,836	9,516	320	3%
Real estate taxes	8,198	8,921	(723)	(8)%
Total property expenses	18,034	18,437	(403)	(2)%

Total property revenues less total property expenses	41,345	39,433	1,912	5%

Same Store straight-line rent adjustments	(694)	619	(1,313)	(212)%
Same Store amortization of above/below market rents	(441)	(434)	(7)	2%
Same Store lease termination fees	(227)	(301)	74	(25)%

Same Store NOI(1)	$39,983	$39,317	$666	2%

(1)     For a reconciliation of Same Store NOI, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
OTHER FINANCIAL INFORMATION
(in thousands, except number of properties and employees)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Other Financial Information:

Tenant improvements (1) (2)	$488	$491	$968	$985
Leasing commissions (1) (2)	$969	$366	$1,735	$736
Maintenance capital (1)	$1,340	$824	$2,079	$1,910
Scheduled debt principal payments (1)	$436	$477	$890	$960
Straight-line rent income (1)	$472	$(343)	$686	$(725)
Market rent amortization income from acquired leases (1)	$228	$232	$426	$439
Non-cash share-based compensation expense (1)	$1,244	$1,196	$2,712	$2,522
Non-real estate depreciation and amortization (1)	$36	$61	$70	$123
Amortization of loan fees (1)	$279	$286	$559	$569
Undepreciated value of unencumbered properties	$828,298	$804,714	$828,298	$804,714
Number of unencumbered properties	51	50	51	50
Full time employees	91	86	91	86

(1)     Includes pro-rata share attributable to real estate partnership.

(2)    Does not include first generation costs needed for new acquisitions, development or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2021
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.3%	45,693
Operating partnership units outstanding	1.7%	773
Total	100.0%	46,466

Market price of common shares as of
June 30, 2021		$8.25

Total equity capitalization		$383,345	39%

Debt Capitalization:
Outstanding debt		$615,316
Less: Cash and cash equivalents		(22,274)
Total debt capitalization		593,042	61%

Total Market Capitalization as of
June 30, 2021		$976,387	100%

SELECTED RATIOS:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
INTEREST COVERAGE RATIO	2021	2020	2021	2020
EBITDAre/Interest Expense
EBITDAre (1)	$17,073	$15,245	$32,341	$31,545

Interest expense	6,143	6,468	12,275	13,161
Pro rata share of interest expense from real estate partnership	163	167	324	323
Less: amortization of loan fees, including pro rata share from real estate partnership	(279)	(286)	(559)	(569)
Interest expense, excluding amortization of loan fees	6,027	6,349	12,040	12,915

Ratio of EBITDAre to interest expense	2.8	2.4	2.7	2.4

(1)    For a reconciliation of EBITDAre, see previous section “Reconciliation of Non-GAAP Measures.”

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

LEVERAGE RATIO	June 30,
	2021	2020
Debt/Undepreciated Book Value
Outstanding debt	$614,392	$676,781
Less: Cash	(22,274)	(39,924)
Add: Proportional share of net debt of real estate partnership	8,894	9,467
Outstanding debt after cash	$601,012	$646,324

Undepreciated real estate assets	$1,109,794	$1,102,379
Add: Proportional share of real estate from unconsolidated partnership	46,124	45,801
Undepreciated real estate assets	$1,155,918	$1,148,180
Ratio of debt to real estate assets	52%	56%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Debt/EBITDAre Ratio
Outstanding debt	$614,392	$676,781	$614,392	$676,781
Less: Cash	(22,274)	(39,924)	(22,274)	(39,924)
Add: Proportional share of net debt of unconsolidated real estate partnership	8,894	9,467	8,894	9,467
Total Net Debt	$601,012	$646,324	$601,012	$646,324

EBITDAre	$17,073	$15,245	$32,341	$31,545
Management fee, net of related expenses	83	56	163	165
Share based compensation	1,244	1,196	2,712	2,522
EBITDAre-Adjusted	$18,400	$16,497	$35,216	$34,232

Effect of partial period acquisitions and dispositions	—	—	—	—

Pro forma EBITDAre-Adjusted	18,400	16,497	35,216	34,232

Pro forma annualized EBITDAre-Adjusted	$73,600	$65,988	$70,432	$68,464

Ratio of debt to pro forma EBITDAre-Adjusted	8.2	9.8	8.5	9.4

Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2021	December 31, 2020
Fixed rate notes
$100.0 million, 1.73% plus 1.35% to 1.90% Note, due October 30, 2022 (1)	$100,000	$100,000
$165.0 million, 2.24% plus 1.35% to 1.90% Note, due January 31, 2024 (2)	165,000	165,000
$80.0 million, 3.72% Note, due June 1, 2027	80,000	80,000
$19.0 million 4.15% Note, due December 1, 2024	18,523	18,687
$20.2 million 4.28% Note, due June 6, 2023	18,016	18,222
$14.0 million 4.34% Note, due September 11, 2024	13,108	13,236
$14.3 million 4.34% Note, due September 11, 2024	13,894	14,014
$15.1 million 4.99% Note, due January 6, 2024	14,037	14,165
$2.6 million 5.46% Note, due October 1, 2023	2,314	2,339
$50.0 million, 5.09% Note, due March 22, 2029	50,000	50,000
$50.0 million, 5.17% Note, due March 22, 2029	50,000	50,000
$1.7 million 3.25% Note, due December 28, 2021	924	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.90%, due January 31, 2023	89,500	119,500
Total notes payable principal	615,316	645,163
Less deferred financing costs, net of accumulated amortization	(875)	(978)
Total notes payable	$614,441	$644,185

(1)    Promissory note includes an interest rate swap that fixed the LIBOR portion of Term Loan 3 at 1.73%.

(2)     Promissory note includes an interest rate swap that fixed the LIBOR portion of the interest rate at an average rate of 2.24% for the duration of the term through January 31, 2024.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2021
(in thousands)

Year	Amount Due
2021 (remaining)	$1,981
2022	101,684
2023	117,363
2024	228,574
2025	17,143
Thereafter	148,571
Total	$615,316

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	June 30,	June 30,	March 31	December 31,	September 30,
Community Centered Properties®	2021	2021	2021	2020	2020
Whitestone	4,953,571	90%	89%	88%	89%

Unconsolidated real estate partnership	926,798	61%	59%	61%	62%

Whitestone REIT and Subsidiaries
SUMMARY OF OCCUPANCY AND TOP TENANTS
(continued)

Tenant Name	Location	Annualized Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores Incorporated (2)	Austin, Houston and Phoenix	$2,529	2.9%	11/14/1982, 5/8/1991, 7/1/2000, 4/1/2014, 4/1/2014 and 10/19/16	2022, 2024, 2025, 2025, 2026 and 2034
Whole Foods Market	Houston	2,247	2.6%	9/3/2014	2035
Frost Bank	Houston	1,948	2.2%	7/1/2014	2024
Newmark Real Estate of Houston LLC	Houston	1,050	1.2%	10/1/2015	2026
Bashas' Inc. (3)	Phoenix	1,010	1.2%	10/9/2004 and 4/1/2009	2024 and 2029
Verizon Wireless (4)	Houston and Phoenix	946	1.1%	8/16/1994, 2/1/2004, 5/10/2004, 1/27/2006 and 5/1/2014	2022, 2023, 2024, 2024 and 2038
Walgreens & Co. (5)	Houston and Phoenix	946	1.1%	11/14/1982, 11/2/1987, 8/24/1996 and 11/3/1996	2022, 2027, 2049 and 2056
Alamo Drafthouse Cinema	Austin	690	0.8%	2/1/2012	2031
Dollar Tree (6)	Houston and Phoenix	635	0.7%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009, and 5/21/2013	2023, 2025, 2025, 2026 and 2027
Wells Fargo & Company (7)	Phoenix	592	0.7%	10/24/1996 and 4/16/1999	2022 and 2023
Kroger Co.	Dallas	483	0.6%	12/15/2000	2022
Regus Corporation	Houston	460	0.5%	5/23/2014	2025
Paul's Ace Hardware	Phoenix	427	0.5%	3/1/2008	2023
Original Ninfas LP	Houston	411	0.5%	8/29/2018	2029
Whataburger University	San Antonio	374	0.4%	2/1/2018	2023
		$14,748	17.0%

(1)    Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2021 for each applicable tenant multiplied by 12.

(2)    As of June 30, 2021, we had six leases with the same tenant occupying space at properties located in Phoenix, Houston and Austin. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2034, was $1,047,000, which represents approximately 1.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2014, and is scheduled to expire in 2024, was $42,000, which represents less than 0.1% of our annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2026, was $344,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2025, was $353,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $318,000, which represents approximately 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on October 19, 2016, and is scheduled to expire in 2025, was $425,000, which represents approximately 0.5% of our total annualized base rental revenue.

(3)    As of June 30, 2021, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $281,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $729,000, which represents approximately 0.9% of our total annualized base rental revenue.

(4)    As of June 30, 2021, we had five leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on August 16, 1994, and is scheduled to expire in 2038, was $22,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on January 27, 2006, and is scheduled to expire in 2023, was $136,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 1, 2004, and is scheduled to expire in 2024, was $38,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 1, 2014, and is scheduled to expire in 2024, was $749,000, which represents approximately 0.9% of our total annualized rental revenue. The annualized rental revenue for the lease that commenced on May 10, 2004, and is scheduled to expire in 2022, was $0, which represents less than 0.1% of our total annualized base rental revenue.

(5)    As of June 30, 2021, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents approximately 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $189,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2022, was $181,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 24, 1996, and is scheduled to expire in 2056, was $298,000, which represents approximately 0.3% of our total annualized rental revenue.

(6)    As of June 30, 2021, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2025, was $88,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2025, was $118,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2026, was $169,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $110,000, which represents approximately 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2027, was $151,000, which represents approximately 0.2% of our total annualized base rental revenue.

(7)    As of June 30, 2021, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2022, was $131,000, which represents approximately 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2023, was $461,000, which represents approximately 0.5% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries
TENANT TYPE SUMMARY
As of June 30, 2021

	% of Leased SF	% of ABR
Restaurants & Food Service	18%	23%
Grocery	15%	9%
Financial Services	6%	9%
Salons	7%	8%
Medical & Dental	6%	8%
Non Retail	4%	6%
Home Décor And Improvement	7%	5%
General Retail	7%	5%
Apparel	4%	4%
Education	4%	4%
Fitness	5%	4%
Local Services	2%	3%
Off-Price	4%	2%
Pet Supply & Services	3%	2%
Wireless	1%	2%
Entertainment	2%	2%
Pharmacies & Nutritional Supplies	2%	2%
Sporting Goods	1%	1%
Postal Services	1%	1%
Automotive Supply & Services	1%	1%
Total	100%	100%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
RENEWALS
Number of Leases	57	43	105	99
Total Square Feet (1)	181,551	136,937	289,783	305,167
Average Square Feet	3,185	3,185	2,760	3,082
Total Lease Value	$17,537,000	$9,756,000	$28,466,000	$25,679,000
NEW LEASES
Number of Leases	35	21	81	45
Total Square Feet (1)	75,071	43,308	192,064	96,217
Average Square Feet	2,145	2,062	2,371	2,138
Total Lease Value	$12,312,000	$5,238,000	$32,208,000	$11,270,000
TOTAL LEASES
Number of Leases	92	64	186	144
Total Square Feet (1)	256,622	180,245	481,847	401,384
Average Square Feet	2,789	2,816	2,591	2,787
Total Lease Value	$29,849,000	$14,994,000	$60,673,000	$36,949,000

(1)    Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives Per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2021	71	$22,322,346	207,913	5.1	$2,069,587	$9.95	$20.91	$21.12	$(44,199)	(1.0)%	$282,582	6.8%
1st Quarter 2021	72	21,870,651	160,509	5.4	1,201,947	7.49	22.12	23.14	(162,801)	(4.4)%	273,174	7.8%
4th Quarter 2020	73	16,880,587	297,812	4.1	388,146	1.30	13.20	13.19	4,030	0.1%	254,859	6.8%
3rd Quarter 2020	63	15,059,079	216,564	3.8	723,072	3.34	16.35	15.83	107,566	3.3%	344,848	11.0%
Total - 12 months	279	$76,132,663	882,798	4.5	$4,382,752	$4.96	$17.41	$17.51	$(95,404)	(0.6)%	$1,155,463	8.0%

Comparable New Leases:
2nd Quarter 2021	19	$5,852,882	39,326	5.6	$892,966	$22.71	$25.01	$25.52	$(19,839)	(2.0)%	$29,940	3.1%
1st Quarter 2021	26	11,296,796	56,578	6.7	1,002,823	17.72	23.87	26.52	(149,925)	(10.0)%	75,001	5.3%
4th Quarter 2020	20	4,653,817	30,371	5.5	291,222	9.59	23.58	26.73	(95,836)	(11.8)%	(42,922)	(5.4)%
3rd Quarter 2020	18	5,437,366	45,158	4.8	630,803	13.97	22.39	21.80	26,323	2.7%	25,687	2.9%
Total - 12 months	83	$27,240,861	171,433	5.7	$2,817,814	$16.44	$23.69	$25.09	$(239,277)	(5.6)%	$87,706	2.2%

Comparable Renewal Leases:
2nd Quarter 2021	52	$16,469,464	168,587	5.0	$1,176,621	$6.98	$19.95	$20.09	$(24,360)	(0.7)%	$252,642	7.9%
1st Quarter 2021	46	10,573,855	103,931	4.7	199,124	1.92	21.17	21.29	(12,876)	(0.6)%	198,173	9.6%
4th Quarter 2020	53	12,226,770	267,441	3.9	96,924	0.36	12.02	11.65	99,866	3.2%	297,781	10.1%
3rd Quarter 2020	45	9,621,713	171,406	3.5	92,269	0.54	14.76	14.28	81,243	3.4%	319,161	13.9%
Total - 12 months	196	$48,891,802	711,365	4.2	$1,564,938	$2.20	$15.89	$15.69	$143,873	1.3%	$1,067,757	10.2%

Whitestone REIT and Subsidiaries
SUMMARY OF LEASING ACTIVITY
(continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2021	92	$29,849,313	256,622	5.2	$2,870,379	$11.19	$21.38
1st Quarter 2021	94	30,824,156	225,225	5.7	2,034,341	9.03	21.44
4th Quarter 2020	84	19,013,353	322,875	4.0	502,216	1.56	13.69
3rd Quarter 2020	78	19,540,109	257,370	4.0	1,002,715	3.90	16.85
Total - 12 months	348	$99,226,931	1,062,092	4.7	$6,409,651	$6.03	$17.96

New
2nd Quarter 2021	35	$12,312,470	75,071	5.9	$1,652,986	$22.02	$24.44
1st Quarter 2021	46	19,895,385	116,993	6.7	1,832,500	15.66	21.62
4th Quarter 2020	28	6,477,724	49,664	4.9	401,475	8.08	22.27
3rd Quarter 2020	32	9,861,214	85,196	4.8	906,788	10.64	20.98
Total - 12 months	141	$48,546,793	326,924	5.8	$4,793,749	$14.66	$22.20

Renewal
2nd Quarter 2021	57	$17,536,843	181,551	4.9	$1,217,393	$6.71	$20.12
1st Quarter 2021	48	10,928,771	108,232	4.7	201,841	1.86	21.24
4th Quarter 2020	56	12,535,629	273,211	3.9	100,741	0.37	12.13
3rd Quarter 2020	46	9,678,895	172,174	3.5	95,927	0.56	14.81
Total - 12 months	207	$50,680,138	735,168	4.2	$1,615,902	$2.20	$16.07

(1)    Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.
(2)    Weighted average lease term is determined on the basis of square footage.
(3)    Estimated amount per signed lease. Actual cost of construction may vary.
(4)    Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.
(5)    Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries
LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2021
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2021	316	413,134	8.3%	$7,391	8.5%	$17.89
2022	248	639,283	12.9%	12,166	13.9%	19.03
2023	207	624,883	12.6%	12,177	14.0%	19.49
2024	205	734,443	14.8%	15,382	17.6%	20.94
2025	184	728,903	14.7%	13,005	14.9%	17.84
2026	118	472,979	9.5%	8,422	9.7%	17.81
2027	45	188,594	3.8%	4,021	4.6%	21.32
2028	33	160,416	3.2%	3,478	4.0%	21.68
2029	19	160,086	3.2%	2,901	3.3%	18.12
2030	23	68,143	1.4%	2,123	2.4%	31.16
Total	1,398	4,190,864	84.4%	$81,066	92.9%	$19.34

(1)    Lease expirations table reflects rents in place as of June 30, 2021, and does not include option periods.

(2)    Annualized Base Rent represents the monthly base rent as of June 30, 2021 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries
Property Details
As of June 30, 2021

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 06/30/2021	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Whitestone Properties:
Ahwatukee Plaza	Phoenix	1979	72,650	83%	$744	$12.33	$13.28
Anthem Marketplace	Phoenix	2000	113,293	88%	1,499	15.03	14.99
Anthem Marketplace Phase II	Phoenix	2019	6,853	100%	235	34.23	33.94
Bissonnet/Beltway	Houston	1978	29,205	93%	395	14.53	14.67
BLVD Place	Houston	2014	216,944	98%	8,972	42.20	43.07
The Citadel	Phoenix	2013	28,547	93%	459	17.31	17.42
City View Village	San Antonio	2005	17,870	100%	554	30.99	30.26
Davenport Village	Austin	1999	128,934	95%	3,052	24.92	24.76
Desert Canyon	Phoenix	2000	62,533	88%	644	11.70	14.40
Eldorado Plaza	Dallas	2004	219,287	95%	2,857	13.71	15.02
Fountain Hills	Phoenix	2009	111,289	87%	1,572	16.23	16.24
Fountain Square	Phoenix	1986	118,209	88%	1,815	17.45	16.76
Fulton Ranch Towne Center	Phoenix	2005	120,575	96%	2,026	17.50	17.70
Gilbert Tuscany Village	Phoenix	2009	49,415	100%	1,021	20.66	19.97
Gilbert Tuscany Village Hard Corner	Phoenix	2009	14,603	100%	124	8.50	8.91
Heritage	Dallas	2006	70,431	100%	1,649	23.41	23.83
HQ Village	Dallas	2009	89,134	84%	2,282	30.48	32.14
Keller Place	Dallas	2001	93,541	93%	919	10.57	11.15
Kempwood Plaza	Houston	1974	91,302	90%	1,191	14.49	14.44
La Mirada	Phoenix	1997	147,209	90%	3,105	23.44	23.45
Las Colinas	Dallas	2000	104,919	80%	1,764	21.02	25.76
Lion Square	Houston	2014	117,592	92%	1,679	15.52	14.97
The MarketPlace at Central	Phoenix	2012	111,130	98%	1,093	10.04	9.71
Market Street at DC Ranch	Phoenix	2003	244,888	95%	5,049	21.70	22.01
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	87%	1,666	16.13	16.05
Paradise Plaza	Phoenix	1983	125,898	93%	1,594	13.62	12.91
Parkside Village North	Austin	2005	27,045	100%	855	31.62	37.46
Parkside Village South	Austin	2012	90,101	100%	2,206	24.48	25.17
Pima Norte	Phoenix	2007	35,110	62%	371	17.04	18.64
Pinnacle of Scottsdale	Phoenix	1991	113,108	98%	2,320	20.93	23.29
Pinnacle Phase II	Phoenix	2017	27,063	100%	768	28.37	28.63
The Promenade at Fulton Ranch	Phoenix	2007	98,792	80%	1,093	13.83	14.13
Providence	Houston	1980	90,327	98%	1,064	12.02	11.80
Quinlan Crossing	Austin	2012	109,892	96%	2,355	22.32	23.80
Seville	Phoenix	1990	90,042	86%	2,356	30.42	30.79
Shaver	Houston	1978	21,926	100%	356	16.23	16.18
Shops at Pecos Ranch	Phoenix	2009	78,767	88%	1,736	25.04	27.38
Shops at Starwood	Dallas	2006	55,385	100%	1,763	31.84	32.29
The Shops at Williams Trace	Houston	1985	132,991	83%	1,871	16.95	16.88
South Richey	Houston	1980	69,928	96%	704	10.49	10.55
Spoerlein Commons	Chicago	1987	41,455	90%	711	19.06	19.38
Starwood Phase II	Dallas	2016	35,351	90%	1,170	36.77	36.49
Strand	San Antonio	2000	73,920	100%	1,684	22.78	23.33
SugarPark Plaza	Houston	1974	95,032	97%	1,132	12.28	12.35
Sunridge	Houston	1979	49,359	83%	597	14.56	14.17
Sunset at Pinnacle Peak	Phoenix	2000	41,530	95%	705	17.87	18.71
Terravita Marketplace	Phoenix	1997	102,733	64%	1,099	16.72	17.80
Town Park	Houston	1978	43,526	96%	952	22.78	23.83
Dana Park	Phoenix	2009	323,026	78%	5,675	22.52	21.76
Westchase	Houston	1978	50,332	77%	584	15.06	17.12
Williams Trace Plaza	Houston	1983	129,222	90%	1,759	15.12	15.01
Windsor Park	San Antonio	2012	196,458	97%	1,960	10.28	10.09
Woodlake Plaza	Houston	1974	106,169	56%	1,134	19.07	19.93
Total/Weighted Average - Whitestone Properties			4,953,571	90%	86,937	19.50	19.95

Land Held for Development:
BLVD Phase II-B	Houston	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Eldorado Plaza Development	Dallas	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Total/Weighted Average - Land Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average - Whitestone Properties			4,953,571	90%	$86,937	$19.50	$19.95

Properties owned in Unconsolidated Real Estate Partnership (81.4% ownership):
9101 LBJ Freeway	Dallas	1985	125,874	49%	$1,125	$18.24	$18.36
Corporate Park Northwest	Houston	1981	174,359	73%	1,780	13.98	13.97
Corporate Park Woodland II	Houston	2000	14,344	100%	247	17.22	17.22
Holly Hall Industrial Park	Houston	1980	90,000	49%	318	7.21	7.21
Holly Knight	Houston	1984	20,015	100%	411	20.53	20.76
Interstate 10 Warehouse	Houston	1980	151,000	29%	269	6.14	6.10
Uptown Tower	Dallas	1982	253,981	65%	3,826	23.18	22.82
Westgate Service Center	Houston	1984	97,225	90%	660	7.54	7.39
Total/Weighted Average - Unconsolidated Properties			926,798	61%	$8,636	$15.28	$15.16

(1)      Calculated as the tenant’s actual June 30, 2021 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2021. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2021 equaled approximately $227,822 for the month ended June 30, 2021.

(2)      Calculated as annualized base rent divided by leased square feet as of June 30, 2021.

(3)    Represents (i) the contractual base rent for leases in place as of June 30, 2021, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2021.

(4)    Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant development, redevelopment or re-tenanting.

(5)    As of June 30, 2021, these parcels of land were held for development and, therefore, had no gross leasable area.

WHITESTONE REIT

AUSTIN - SAN ANTONIO

Davenport Village | Quinlan Crossing | City View Village | Parkside Village North | Parkside Village South
The Strand at Huebner Oaks | Windsor Park

DALLAS - FORT WORTH

Eldorado Plaza | Headquarters Village | Heritage Trace Plaza | Keller Place | Las Colinas Village | Shops at Starwood

HOUSTON

BLVD Place | Bissonnet Beltway Plaza | Kempwood Plaza | Lion Square | Providence Plaza | Shaver Street Center
Shops at Williams Trace | South Richey | Sugar Park Plaza | Sunridge Center | Town Park Plaza
Woodlake Plaza | Westchase Plaza | Williams Trace Plaza

PHOENIX

Ahwatukee Plaza | Anthem Marketplace | Desert Canyon | Fountain Hills Plaza | Fountain Square
Fulton Ranch Towne Center | Gilbert Tuscany Village | La Mirada Center | Market Street at DC Ranch
Marketplace at Central | Mercado at Scottsdale Ranch | Paradise Plaza | Pima Norte
Pinnacle of Scottsdale | Scottsdale Seville | Sunset at Pinnacle Peak | Terravita Marketplace | The Citadel
The Promenade at Fulton Ranch | The Shops at Pecos Ranch | Village Square at Dana Park

WSR
LISTED
NYSE

HOUSTON CORPORATE HEADQUARTERS: 2600 S. Gessner Road, Suite 500, Houston,TX 77063 | Toll Free 866.789.7348

ARIZONA REGIONAL OFFICE: 20789 North Pima Road, Suite 210, Scottsdale,AZ 85255 | (P) 480.584.6181

DALLAS DIVISION OFFICE: 6959 Lebanon Road, Suite 214, Frisco,TX 75034 | (P) 214.824.7888

AUSTIN DIVISION OFFICE: 3801 North Capital of Texas Highway, Suite E-205,Austin,TX 78746 | (P) 512.992.1507

SAN ANTONIO DIVISION OFFICE: 11225 Huebner Road, San Antonio,TX 78230 | (P) 210.437.3037

www.whitestonereit.com